UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2009, AbitibiBowater Inc. (“AbitibiBowater”), Bowater Incorporated (“Bowater”), a subsidiary of AbitibiBowater, Bowater Newsprint South LLC (“Newsprint South”), a subsidiary of AbitibiBowater, and certain of Bowater’s subsidiaries and affiliates, entered into amendments (the “Amendments”), to Bowater’s U.S. and Canadian credit agreements. The Amendment to the U.S. credit agreement was entered into among AbitibiBowater, Bowater, Newsprint South and certain subsidiaries and affiliates of Bowater and Newsprint South, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent for the various lenders under that credit agreement. The Amendment to the Canadian credit agreement was entered into among AbitibiBowater, Bowater, Bowater Newsprint South, Bowater Canadian Forest Products Inc., an indirect subsidiary of Bowater (“BCFPI”), and certain subsidiaries and affiliates of Bowater, Newsprint South and BCFPI, certain lenders party thereto and The Bank of Nova Scotia, as Administrative Agent for the lenders party to that credit agreement.

The Amendments provide for lender consent to $12,000,000 of additional liquidity previously provided to BCFPI by Fairfax Financial Holdings Limited (the “Additional Liquidity”) and amend and modify each of Bowater’s U.S. and Canadian credit agreements to, among other things, (i) increase the commitment under the Canadian credit agreement in an aggregate amount of $30,000,000 in order to add two additional tranches of loans (the “Additional Loans”), one tranche in the principal amount of $12,000,000, representing the Additional Liquidity previously funded, and the other in the principal amount of $18,000,000, representing loans funded upon the closing of the Amendments, (ii) provide that the Additional Loans are not subject to the borrowing base requirements contained in the Canadian credit agreement, (iii) allow the collateral securing the Canadian credit agreement (other than certain fixed assets of Newsprint South and certain of its subsidiaries) to secure the Additional Loans on a last-out basis, (iv) temporarily increase the limit on the amount of foreign accounts receivable that may be included in the borrowing base, (v) modify the scheduled reductions to the commitment amounts under each agreement and (vi) increase the interest rate under each agreement by 1.00%.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Ninth Amendment and Consent, dated as of February 27, 2009 to the Credit Agreement dated as of May 31, 2006 by and among Bowater Incorporated, Bowater Newsprint South LLC, certain subsidiaries and affiliates of Bowater Incorporated and Bowater Newsprint South LLC party thereto, AbitibiBowater Inc., the Lenders and the Canadian Lenders party thereto and Wachovia Bank, National Association, as administrative agent for the Lenders party thereto

10.2	Eleventh Amendment and Consent, dated as of February 27, 2009 to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, Bowater Newsprint South LLC, certain subsidiaries and affiliates of Bowater Incorporated, Bowater Canadian Forest Products Inc. and Bowater Newsprint South LLC party thereto, AbitibiBowater Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto

99.1	Press Release issued by AbitibiBowater Inc. on March 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Senior Vice President and Chief Financial Officer

Dated: March 4, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Ninth Amendment and Consent, dated as of February 27, 2009 to the Credit Agreement dated as of May 31, 2006 by and among Bowater Incorporated, Bowater Newsprint South LLC, certain subsidiaries and affiliates of Bowater Incorporated and Bowater Newsprint South LLC party thereto, AbitibiBowater Inc., the Lenders and the Canadian Lenders party thereto and Wachovia Bank, National Association, as administrative agent for the Lenders party thereto

10.2	Eleventh Amendment and Consent, dated as of February 27, 2009 to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, Bowater Newsprint South LLC, certain subsidiaries and affiliates of Bowater Incorporated, Bowater Canadian Forest Products Inc. and Bowater Newsprint South LLC party thereto, AbitibiBowater Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto

99.1	Press Release issued by AbitibiBowater Inc. on March 2, 2009